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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

        Date of report (date of earliest event reported): August 16, 2002

                       Commonwealth Biotechnologies, Inc.
             (Exact name of registrant as specified in its charter)
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
               Virginia                                001-13467                             56-1641133
               --------                                ---------                             ----------
    (State or Other Jurisdiction of            (Commission File Number)           (IRS Employer Identification No.)
            Incorporation)
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                                601 Biotech Drive
                            Richmond, Virginia 23235
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (804) 648-3820

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ITEM 5.  Other Events and Regulation FD Disclosure.

     Commonwealth Biotechnologies, Inc. (the "Company") has received notification from the NASDAQ Stock Market, Inc. indicating that the Company failed to comply with the minimum market value requirements for continued listing set forth in Marketplace Rule 4310(c)(7), and that its securities are, therefore, subject to delisting from The Nasdaq SmallCap Market. The letter states that the Company will have until November 14, 2002 to regain compliance. If, at any time, before November 14, 2002, the minimum market value of publicly-held shares of the Company's common stock is $1,000,000 or more for a minimum of 10 consecutive trading days, the Nasdaq staff will provide written notification that the Company is in compliance.

ITEM 6.  Resignation of Registrant's Directors.

     On August 19, 2002, Everette G. Allen, Jr. submitted his resignation as a director of Company. Mr. Allen has served as a director of the Company since January 2001. Mr. Allen served as a member of the Audit and Strategic Planning Committees of the Company's Board of Directors. Mr. Allen has elected to focus his attention on the development of his newly-formed law firm. The Company is actively searching for a replacement.


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     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          COMMONWEALTH BIOTECHNOLOGIES, INC.

Dated:  August 22, 2002                   By: /s/ Robert B. Harris, Ph.D.
                                            -----------------------------------
                                                  Robert B. Harris, Ph.D.
                                                  President and Chief Executive
                                                   Officer

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